Exhibit 3.1.2

ROSS MILLER                                                      Document Number
Secretary of State                                                20140351691-92
206 North Carson Street, Suite 1                            Filing Date and Time
Carson City, Nevada 89701-4520                                05/13/2014 8:34 AM
(775) 684-5708                                                     Entity Number
Website: www.nvsos.gov                                             E0041672014-8

                                                          Filed in the office of

Certificate of Amendment                                  /s/ Ross Miller
(PURSUANT TO NRS 78.385 AND 78.390)                       ROSS MILLER
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Alazzio Entertainment Corp.

2. The articles have been amended as follows (provide article numbers, if available):

4. Names and addresses of the board of directors:

Dmitri Kapsamun, Sofroniy Vrachanskiy N 35, Sophia, Bulgaria 1303


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):
                  (must be no later than 90 days after the certificate is filed)


5. Signature (Required)


/s/ Dmitri Kapsamun
------------------------------
Signature of Officer
Dmitri Kapsamun, President

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.